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                           WARRANTECH CORPORATION AND SUBSIDIARIES
                                       EXHIBIT 11
                     STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                      (UNAUDITED)



                                                For the Nine Months Ended               For the Three Months Ended
                                                     December 31,                                December 31,
                                          ------------------ -- --------------------    ----------------- -- ----------------
                                                 1997                   1996                   1997                1996
                                          ------------------    --------------------    ----------------     ----------------
Earnings:
   Net income                               $  3,909,208          $ 5,266,370           $   1,012,324        $   1,832,053
                                         ==================    ====================    =================    ================

Weighted average shares outstanding:

Basic:

   Common shares                              13,228,056           13,014,242              13,284,760           13,064,092
                                         ==================    ====================    =================    ================

Fully diluted:

   Common shares                              13,228,056           13,014,242              13,284,760            13,064,092
   Assumed exercise of stock options           2,530,358            2,514,359               2,501,812             2,542,074
                                          ==================    ====================    =================    ================
                                              15,785,414           15,528,601              15,786,572            15,606,166
                                          ==================    ====================    =================    ================
Earnings Per Common Share:

Basic:
   Net income                                    $.30                   $.40                   $.08                $.14
                                          ==================    ====================    =================    ================

Fully diluted:
   Net income                                    $.25                   $.34                   $.06                $.12
                                          ==================    ====================    =================    ================

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